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                                                                    Exhibit 99.1


      The estimated expenses incurred by the Company in connection with its issuance and distribution of the Common Stock are set forth in the following table:

       SEC Registration Fee*.........  $    8,240.29
       Printing and Engraving Costs..  $   75,000.00
       Accounting Fees and Expenses..  $   80,000.00
       Legal Fees and Expenses.......  $  130,000.00
       Miscellaneous.................  $    6,759.71
                                       -------------

                    Total............  $  300,000.00
                                       =============

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*     On September 29, 2004, the Company filed with the Securities and Exchange
      Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement") for the registration of five million shares of the Company's Common Stock. In connection with the filing of such Registration Statement, the Company paid a registration fee of $6,949.50. On July 11, 2005, the Company filed a registration statement of Form S-3 (the "Rule 462 Registration Statement") pursuant to Rule 462 of the Securities Act, covering 780,000 shares of Common Stock. In connection with the filing of the Rule 462 Registration Statement, the Company paid a registration fee of $1,290.79.



Alston & Bird